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                                                                 Exhibit 10-C(2)
                                                                        12/11/01


                                SECOND AMENDMENT
                                       TO
                              THE DANA CORPORATION
                              EXCESS BENEFITS PLAN


         Pursuant to resolutions of the Board of Directors adopted on December 11, 2001, the Dana Corporation Excess Benefits Plan (the "Plan") is hereby amended, effective as of December 11, 2001, as set forth below.

1. Amend Section 1.3 of the Plan to read in its entirety as follows:

         "Change in Control" shall mean the first to occur of any of the following events:

         (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (c) below; or

         (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 8, 1997, constitute the Board of Directors of the Corporation ("Board") and any new director whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 8, 1997 or whose appointment, election or nomination for election was previously so approved or recommended. For purposes of the preceding sentence, any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation, shall not be treated as having received the requisite approval or recommendation; or

         (c) there is consummated a merger, consolidation, share exchange or similar corporate transaction involving the Corporation or any direct or indirect Subsidiary of the Corporation with any other corporation, other than (1) a transaction which would result in the voting securities of the Corporation outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the ultimate parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or the ultimate parent thereof outstanding immediately after such transaction, or (2) a transaction effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or


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         (d)      the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

         For purposes of this "Change in Control" definition, the following terms shall have the following meanings:

         "Affiliate" shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. For the purpose of this definition, the terms "control", "controls" and "controlled" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

         "Beneficial Owner" or "Beneficially Owned" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

                  "Subsidiary" shall mean a corporation or other entity, of which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Corporation."

          IN WITNESS WHEREOF, the undersigned has hereby executed this Second Amendment on behalf of the Corporation on this 25th day of June, 2002.


                                            DANA CORPORATION


                                            /s/ Michael L. DeBacker
                                            -----------------------



ATTEST:
/s/ Mark A. Smith Jr.
---------------------


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